As filed with the Securities and Exchange Commission on December 21, 2004.
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Agree Realty Corporation
(Exact Name of Registrant as Specified in its Charter)

Maryland	38-3148187
(State of Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

31850 Northwestern Highway	48334
Farmington Hills, Michigan	(Zip Code)
(Address of Principal Executive Offices)

1994 Stock Incentive Plan
(Full Title of the Plan)

Richard Agree
President and Chief Executive Officer
Agree Realty Corporation
31850 Northwestern Highway
Farmington Hills, Michigan 48334
(Name and Address of Agent for Service)

(248) 737-4190
(Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Kenneth L. Betts
Locke Liddell & Sapp LLP
2200 Ross Avenue, Suite 2200
Dallas, Texas 75201
(214) 740-8000

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities		Offering Price per	Aggregate Offering	Amount of
to be Registered	Amount to be Registered	Share(1)	Price(1)	Registration Fee(2)
Common Stock, $0.0001 par value	23,275	$30.73	$715,241	$85.00

(1)	Estimated solely for the purpose of calculating the registration fee. This fee was calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended, (the “Securities Act”) on the basis of the average of the high and low prices for the Common Stock on the New York Stock Exchange on December 14, 2004.

(2)	Calculated pursuant to Section 6(b) of the Securities Act.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1. Plan Information.

     The information specified by Item 1 of Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the introductory note to Part I of Form S-8.

Item 2. Registrant Information and Employee Plan Annual Information.

     The information specified by Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the introductory note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The documents set forth below are hereby incorporated by reference in this Registration Statement.

     (i) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

     (ii) Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2004.

     (iii) Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2004.

     (iv) Our Quarterly Report for the quarter ended September 30, 2004.

     (v) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by the 2004 Form 10-K.

     (vi) The description of our Common Stock, par value $0.00010 per share, set forth in our Form 8-A filed March 18, 1994.

     All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters the securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as such statement is so modified or superceded.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     We are a Maryland corporation. Our officers and directors are and will be indemnified under Maryland law and our articles of incorporation, as amended, against certain liabilities. Our charter requires us to indemnify our directors and officers to the fullest extent permitted from time to time by the laws of the State of Maryland. The Maryland General Corporation Law permits a corporation to indemnify its directors and officers (i) against judgments, penalties, fines, settlements, and reasonable expenses actually incurred in connection with any proceeding to which they are made a party by reason of their service in those capacities, unless it is established that the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit in money, property or services, or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

     The Maryland General Corporation Law permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, subject to specified restrictions. Our charter contains such a provision. The law does not, however, permit the liability of directors and officers to the corporation or its stockholders to be limited to the extent that (1) it is proved that the person actually received an improper personal benefit or (2) a judgment or other final adjudication is entered in a proceeding based on a finding that the person’s action, or failure to act was material to the cause of action adjudicated in the proceeding; and was (a) committed in bad faith or (b) the result of active and deliberate dishonesty.

     We maintain liability insurance for each director and officer for certain losses arising from claims or charges made against them while acting in their capacities as our directors or officers.

Item 7. Exemption From Registration Claimed.

     Not applicable.

Item 8. Exhibits.

Exhibit
Number	Description
3.1	Articles of Incorporation and Articles of Amendment of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-11 (Registration Statement No. 33-73858, as amended (“Agree S-11”))

3.2	Bylaws of the Company (incorporated by reference to Exhibit 3.3 to Agree S-11)

4.1	Rights Agreement by and between Agree Realty Corporation and BankBoston, N.A. as Rights Agent Dated as of December 7, 1998 (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on December 7, 1998)

5.1	Opinion of Locke Liddell & Sapp LLP*

10.1	Loan Modification Agreement, dated April 22, 1994, by and among Shawano Plaza, Plymouth Commons, Chippewa Commons and Nationwide Life Insurance Company (incorporated by reference to Exhibit 10.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1996 (the “1996 Form 10-K”))

10.2	Loan Modification Agreement, dated April 22, 1994, by and among Rapids Associates, Marshall Plaza Phase Two, Petoskey Town Center, Charlevoix Commons and Nationwide Life Insurance Company (incorporated by reference to Exhibit 10.2 to the 1996 Form 10-K)

10.3	First Amended and Restated Agreement of Limited Partnership of Agree Limited Partnership,

Exhibit
Number	Description
dated as of April 22, 1994, by and among the Company, Richard Agree, Edward Rosenberg and Joel Weiner (incorporated by reference to Exhibit 10.6 to the 1996 Form 10-K)

10.4	Amended and Restated Registration Rights Agreement, dated July 8, 1994 by and among the Company, Richard Agree, Edward Rosenberg and Joel Weiner (incorporated by reference to Exhibit 10.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1994)

10.5	1994 Stock Incentive Plan of the Company (incorporated by reference to Exhibit 10.8 to the 1996 Form 10-K)

10.6	Management Agreement, dated April 22, 1994, by and among Mt Pleasant Shopping Center, Angola Plaza, Shiloh Plaza and the Company (incorporated by reference to Exhibit 10.9 to the 1996 Form 10-K)

10.7	Contribution Agreement, dated as of April 21, 1994, by and among the Company, Richard Agree, Edward Rosenberg and the co-partnerships named therein (incorporated by reference to Exhibit 10.10 to the 1996 Form 10-K)

10.8	Agree Realty Corporation Profit Sharing Plan (incorporated by reference to Exhibit 10.13 to the 1996 Form 10-K)

10.9	Business Loan Agreement, dated as of September 21, 1995, by and between Agree Limited Partnership and Michigan National Bank (incorporated by reference to Exhibit 10.9 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1995 (the “1995 Form 10-K”))

10.10	Line of Credit Agreement by and among Agree Limited Partnership, the Company, the lenders parties thereto, and Michigan National Bank as Agent (incorporated by reference to Exhibit 10.10 to the 1995 Form 10-K)

10.11	First amendment to $50 million line-of-credit agreement dated August 7, 1997 among Agree Realty Corporation and Michigan National Bank, as agent (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the period ending September 30, 1997 (the “September 1997 Form 10-Q”))

10.12	First amendment to $5 million business loan agreement dated September 21, 1997 between Agree Limited Partnership and Michigan National Bank (incorporated by reference to Exhibit 10.2 to the September 1997 Form 10-Q)

10.13	Second amendment to $50 million line-of-credit agreement dated November 17, 1997 among Agree Realty Corporation and Michigan National Bank, as agent (incorporated by reference to Exhibit 10.19 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1997)

10.14	Second amendment to amended and restated $5 million business Loan agreement dated October 19, 1998 between Agree Limited Partnership and Michigan National Bank (incorporated by reference to Exhibit 10.17 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998)

10.15	Employment Agreement, dated July 1, 2004, by and between the Company, and Richard Agree (incorporated by reference to exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the period ending June 30, 2004 (the “June 2004 Form 10-Q”))

10.16	Employment Agreement, dated July 1, 2004, by and between the Company, and Kenneth R. Howe (incorporated by reference to exhibit 10.2 to the June 2004 Form 10-Q)

10.17	Third amendment to amended and restated $5 million business Loan agreement dated December 19, 1999 between Agree Limited Partnership and Michigan National Bank (incorporated by reference to exhibit 10.17 to the 1999 Form 10-K)

Exhibit
Number	Description
10.18	Assumption Agreement, Mortgage Modification and Amended and Restated Mortgage and Security Agreement, dated as of March 31, 1999 by Agree Limited Partnership to and in favor of Nationwide Life Insurance Company (incorporated by reference to exhibit 10.1 to the June 1999 Form 10-Q)

10.19	Project Loan Agreement dated as of April 30, 1999 between Wilmington Trust Company not in its individual capacity, but solely as Owner Trustee and Agree - Columbia Crossing Project L.L.C. (incorporated by reference to exhibit 10.2 to the June 1999 Form 10-Q)

10.20	Project Loan Agreement dated as of June 11, 1999 between Wilmington Trust Company not in its individual capacity, but solely as Owner Trustee and Agree - Milestone Center Project L.L.C. (incorporated by reference to exhibit 10.3 to the June 1999 Form 10-Q)

10.21	Trust Mortgage dated as of June 27, 1999 from Agree Facility No. 1, L.L.C. as Grantor to Manufacturers and Traders Trust Company (incorporated by reference to exhibit 10.4 to the June 1999 Form 10-Q)

10.22	Employment Agreement, dated January 10, 2000, by and between the Company, and David J. Prueter (incorporated by reference to exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2000

10.23	Third amendment to $50 million line-of-credit agreement dated August 7, 2000 among Agree Realty Corporation and Michigan National Bank, as agent (incorporated by reference to exhibit 10.1 to the Company’s Quarterly report on Form 10-Q for the period ended September 30, 2000)

10.24	Fourth amendment to amended and restated $5 million business Loan agreement dated February 19, 2001 between Agree Limited Partnership and Michigan National Bank (incorporated by reference to exhibit 10.23 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2000 (the “2000 Form 10-K”))

10.25	Mortgage dated as of December 20, 2001, by Agree Limited Partnership to and in favor of Nationwide Life Insurance Company (incorporated by reference to exhibit 10.25 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2001 (the “2001 from 10-K))

10.26	Fifth amendment to amended and restated $5 million business Loan agreement dated April 30, 2002 between Agree Limited Partnership and Standard Federal Bank (incorporated by reference to exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2002 (the “June 2002 Form 10-Q”))

10.27	Project Loan Agreement dated as of April 30, 2002 between Royal Identify Company (together with its successors and assigns) and Lawrence Store No. 203 L.L.C. (together with its permitted successors and assigns) (incorporated by reference to exhibit 10.2 to the June 2002 Form 10-Q)

10.28	Project Loan Agreement dated as of November 25, 2002 between Wilmington Trust Company, not in its individual capacity, but solely as Owner Trustee, and Indianapolis Store No. 16 L.L.C. (incorporated by reference to exhibit 10.28 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 (the “2003 Form 10-K”))

21.1	Subsidiaries of Agree Realty Corporation (incorporated by reference to exhibit 21 to the 2003 Form 10-K)

23.1	Consent of BDO Seidman, LLP*

*	Filed herewith.

Item 9. Undertakings.

     The undersigned registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act, Agree Realty Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Farmington Hills, State of Michigan, on the 20th day of December, 2004.

AGREE REALTY CORPORATION
By:	/s/ Richard Agree
Richard Agree
President and Chief Executive Officer

POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each of the undersigned officers and directors of the registrant hereby constitutes Richard Agree and Kenneth R. Howe, either of whom may act, his true and lawful attorneys-in-fact with full power to sign for him and in his name in the capacities indicated below and to file any and all amendments to the registration statement filed herewith, making such changes in the registration statement as the registrant deems appropriate, and generally to do all such things in his name and behalf in his capacity as an officer and director to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission and any state or other securities authority.

Signature	Title	Date
/s/ Richard Agree Richard Agree	President, Chief Executive Officer, Chairman of the Board, and Director (Principal Executive Officer)	December 20, 2004
/s/ Farris G. Kalil Farris G. Kalil	Director	December 20, 2004
/s/ Michael Rotchford Michael Rotchford	Director	December 20, 2004
/s/ Leon M. Schurgin Leon M. Schurgin	Director	December 20, 2004
/s/ Gene Silverman Gene Silvermann	Director	December 20, 2004
/s/ Ellis G. Wachs Ellis G. Wachs	Director	December 20, 2004
/s/ Kenneth R. Howe Kenneth R. Howe	Vice President, Finance and Secretary (Principal Financial/Accounting Officer)	December 20, 2004

EXHIBIT INDEX

Exhibit
Number	Description
3.1	Articles of Incorporation and Articles of Amendment of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-11 (Registration Statement No. 33-73858, as amended (“Agree S-11”))

3.2	Bylaws of the Company (incorporated by reference to Exhibit 3.3 to Agree S-11)

4.1	Rights Agreement by and between Agree Realty Corporation and BankBoston, N.A. as Rights Agent Dated as of December 7, 1998 (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on December 7, 1998)

5.1	Opinion of Locke Liddell & Sapp LLP*

10.1	Loan Modification Agreement, dated April 22, 1994, by and among Shawano Plaza, Plymouth Commons, Chippewa Commons and Nationwide Life Insurance Company (incorporated by reference to Exhibit 10.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1996 (the “1996 Form 10-K”))

10.2	Loan Modification Agreement, dated April 22, 1994, by and among Rapids Associates, Marshall Plaza Phase Two, Petoskey Town Center, Charlevoix Commons and Nationwide Life Insurance Company (incorporated by reference to Exhibit 10.2 to the 1996 Form 10-K)

10.3	First Amended and Restated Agreement of Limited Partnership of Agree Limited Partnership, dated as of April 22, 1994, by and among the Company, Richard Agree, Edward Rosenberg and Joel Weiner (incorporated by reference to Exhibit 10.6 to the 1996 Form 10-K)

10.4	Amended and Restated Registration Rights Agreement, dated July 8, 1994 by and among the Company, Richard Agree, Edward Rosenberg and Joel Weiner (incorporated by reference to Exhibit 10.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1994)

10.5	1994 Stock Incentive Plan of the Company (incorporated by reference to Exhibit 10.8 to the 1996 Form 10-K)

10.6	Management Agreement, dated April 22, 1994, by and among Mt Pleasant Shopping Center, Angola Plaza, Shiloh Plaza and the Company (incorporated by reference to Exhibit 10.9 to the 1996 Form 10-K)

10.7	Contribution Agreement, dated as of April 21, 1994, by and among the Company, Richard Agree, Edward Rosenberg and the co-partnerships named therein (incorporated by reference to Exhibit 10.10 to the 1996 Form 10-K)

10.8	Agree Realty Corporation Profit Sharing Plan (incorporated by reference to Exhibit 10.13 to the 1996 Form 10-K)

10.9	Business Loan Agreement, dated as of September 21, 1995, by and between Agree Limited Partnership and Michigan National Bank (incorporated by reference to Exhibit 10.9 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1995 (the “1995 Form 10-K”))

10.10	Line of Credit Agreement by and among Agree Limited Partnership, the Company, the lenders parties thereto, and Michigan National Bank as Agent (incorporated by reference to Exhibit 10.10 to the 1995 Form 10-K)

10.11	First amendment to $50 million line-of-credit agreement dated August 7, 1997 among Agree Realty Corporation and Michigan National Bank, as agent (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the period ending September 30, 1997 (the “September 1997 Form 10-Q”))

Exhibit
Number	Description
10.12	First amendment to $5 million business loan agreement dated September 21, 1997 between Agree Limited Partnership and Michigan National Bank (incorporated by reference to Exhibit 10.2 to the September 1997 Form 10-Q)

10.13	Second amendment to $50 million line-of-credit agreement dated November 17, 1997 among Agree Realty Corporation and Michigan National Bank, as agent (incorporated by reference to Exhibit 10.19 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1997)

10.14	Second amendment to amended and restated $5 million business Loan agreement dated October 19, 1998 between Agree Limited Partnership and Michigan National Bank (incorporated by reference to Exhibit 10.17 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998)

10.15	Employment Agreement, dated July 1, 2004, by and between the Company, and Richard Agree (incorporated by reference to exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the period ending June 30, 2004 (the “June 2004 Form 10-Q”))

10.16	Employment Agreement, dated July 1, 2004, by and between the Company, and Kenneth R. Howe (incorporated by reference to exhibit 10.2 to the June 2004 Form 10-Q)

10.17	Third amendment to amended and restated $5 million business Loan agreement dated December 19, 1999 between Agree Limited Partnership and Michigan National Bank (incorporated by reference to exhibit 10.17 to the 1999 Form 10-K)

10.18	Assumption Agreement, Mortgage Modification and Amended and Restated Mortgage and Security Agreement, dated as of March 31, 1999 by Agree Limited Partnership to and in favor of Nationwide Life Insurance Company (incorporated by reference to exhibit 10.1 to the June 1999 Form 10-Q)

10.19	Project Loan Agreement dated as of April 30, 1999 between Wilmington Trust Company not in its individual capacity, but solely as Owner Trustee and Agree - Columbia Crossing Project L.L.C. (incorporated by reference to exhibit 10.2 to the June 1999 Form 10-Q)

10.20	Project Loan Agreement dated as of June 11, 1999 between Wilmington Trust Company not in its individual capacity, but solely as Owner Trustee and Agree - Milestone Center Project L.L.C. (incorporated by reference to exhibit 10.3 to the June 1999 Form 10-Q)

10.21	Trust Mortgage dated as of June 27, 1999 from Agree Facility No. 1, L.L.C. as Grantor to Manufacturers and Traders Trust Company (incorporated by reference to exhibit 10.4 to the June 1999 Form 10-Q)

10.22	Employment Agreement, dated January 10, 2000, by and between the Company, and David J. Prueter (incorporated by reference to exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2000

10.23	Third amendment to $50 million line-of-credit agreement dated August 7, 2000 among Agree Realty Corporation and Michigan National Bank, as agent (incorporated by reference to exhibit 10.1 to the Company’s Quarterly report on Form 10-Q for the period ended September 30, 2000)

10.24	Fourth amendment to amended and restated $5 million business Loan agreement dated February 19, 2001 between Agree Limited Partnership and Michigan National Bank (incorporated by reference to exhibit 10.23 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2000 (the “2000 Form 10-K”))

Exhibit
Number	Description
10.25	Mortgage dated as of December 20, 2001, by Agree Limited Partnership to and in favor of Nationwide Life Insurance Company (incorporated by reference to exhibit 10.25 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2001 (the “2001 from 10-K))

10.26	Fifth amendment to amended and restated $5 million business Loan agreement dated April 30, 2002 between Agree Limited Partnership and Standard Federal Bank (incorporated by reference to exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2002 (the “June 2002 Form 10-Q”))

10.27	Project Loan Agreement dated as of April 30, 2002 between Royal Identify Company (together with its successors and assigns) and Lawrence Store No. 203 L.L.C. (together with its permitted successors and assigns) (incorporated by reference to exhibit 10.2 to the June 2002 Form 10-Q)

10.28	Project Loan Agreement dated as of November 25, 2002 between Wilmington Trust Company, not in its individual capacity, but solely as Owner Trustee, and Indianapolis Store No. 16 L.L.C. (incorporated by reference to exhibit 10.28 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 (the “2003 Form 10-K”))

21.1	Subsidiaries of Agree Realty Corporation (incorporated by reference to exhibit 21 to the 2003 Form 10-K)

23.1	Consent of BDO Seidman, LLP*

*	Filed herewith.